FLEX BUILDING LEASE

LANDLORD:

TI Investors of Kenosha LLC,

a Wisconsin Limited Liability Company

TENANT:

Lifted Liquids, Inc.,

an Illinois corporation

LEASE

THIS LEASE AGREEMENT (“Lease”) made and entered into this 17th day of November 2021 by and between Lifted Liquids, Inc., (“Tenant”) and TI Investors of Kenosha LLC, (“Landlord”).

WITNESSETH:

Demise

Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain premises consisting of approximately 8,000 square feet of space and known as 8910 58th Place, Suites 600 & 700, Kenosha, WI 53144 depicted on Appendix B, attached hereto (the “Premises”), within that certain building consisting of approximately 46,000 square feet (the “Building”) within that four building complex consisting of approximately 182,000 square feet commonly known as Business Center of Kenosha (the “Complex”) which is situated on that certain real property legally described on Appendix A, attached hereto (the “Property”)

Such letting and leasing is upon and subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by them to be kept and performed and that this Lease is made upon the condition of such performance.

1.

Use

The Premises are to be used for office and ancillary warehouse, assembly or storage purposes.  The Premises shall be used for no other purpose without the prior written consent of the Landlord.

2.

Term

A.The Term (“Term”) of this Lease shall commence upon Substantial Completion of the Landlord Improvements (as such terms are hereinafter defined) (estimated to be January 1, 2022) (“Commencement Date”) and end sixty (60) months thereafter (estimated to be December 31, 2026) (“Termination Date”) unless the Term shall be extended or sooner terminated as expressly provided in this Lease.  At the request of either party, Landlord and Tenant shall promptly execute and deliver to the other a Lease amendment memorializing any adjustment to the Commencement Date, Termination Date, and the dates in the rent schedule below, as determined by the final Substantial Completion date.

B.Tenant shall have the right to occupy the Premises prior to the Commencement Date (“Early Occupancy”) for purposes of storing equipment, provided that prior to any such Early Occupancy Tenant and Landlord have each fully executed the Lease; all necessary governmental occupancy approvals have been obtained by Tenant; and proof of insurance is provided to Landlord in accordance with Section 18.  Tenant shall coordinate access to the Premises with Landlord prior to the commencement of any Early Occupancy activity.  During the Early Occupancy period Tenant shall not be responsible for payment of Base Monthly Rent or Additional Rent.

3.

Possession

Tenant hereby takes possession of the Premises “as-is” subject to Sections 9 and 10 herein.

4.

Definitions As used In This Lease

A.The term “Commencement Date” is the date of the beginning of the Lease as defined in Section 2 of this Lease.

B.The term “Tenant’s Proportionate Share” shall mean approximately 4.40% being the ratio which the area of the Premises (8,000 sq. ft.) bears to the entire area in the Complex (182,000 sq. ft.).

C.The term “Taxes” means any and all taxes of every kind and nature whatsoever which Landlord shall pay or become obligated to pay during a calendar year during the Term of this Lease (regardless of whether such taxes were assessed or became a lien during or subsequent to the calendar year of payment) because of or in connection with the ownership, leasing and operation of the Property including without limitation:  1) real estate taxes, personal property taxes, special assessments of any kind, sewer rents, water rents, protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building, Complex and/or Property by any Governmental Agency; 2) any reasonable expenses including legal fees, court costs, tax consultant fees, charged for the protest or reduction of property taxes and/or assessments in connection with the Premises including the Building, Complex and/or Property;  3) any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Premises, Building, Complex and/or Property imposed by United States, the State of Wisconsin, or any local governmental municipality, authority or agency or any political subdivision of any thereof.  Taxes shall not include any net income, capital stock, estate or inheritance taxes.  If any excise on rents or income or other tax however described (herein called “Rent Tax”) is levied or assessed by the United States or the State of Wisconsin or any political subdivision thereof on account of the rents hereunder or the interest of Landlord under this Lease, and if such Rent Tax is in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such Rent Tax shall constitute Taxes.

D.The term “Operating Costs” means any and all expenses, costs and disbursements (other than Taxes as defined in Section 4(C)) of every kind and nature whatsoever incurred by Landlord including without limitation, all sums expended or obligations incurred by Landlord with respect to the Building, Complex and/or Property, whether or not now foreseen (including reasonably foreseeable expenditures not occurring annually), including but not limited to, salaries, fringe benefits, taxes and related costs of employees who are engaged on site providing operation, maintenance, or security for the Building, Complex and/or Property; insurance covering hazards, casualties, liabilities and potential losses; license and  business park expense; management fees; materials and supplies, including charges for supplies; repairs and maintenance of the Building, Complex and/or Property, including costs of materials, supplies, tools and equipment used in connection therewith and including the maintenance and repaving of parking areas, dock areas, and driveways; maintenance of  replanting of landscaped areas and replacing building components; landscaping and ground maintenance; snow plowing and snow removal; fire sprinkler expense; costs incurred in connection with the operation, maintenance, repair, replacing, inspection and servicing (including maintenance contracts) of electrical, plumbing, heating, air conditioning and mechanical equipment and the cost of materials, supplies, tools and equipment used in connection therewith; electricity, water and sewer, storm water expense and other utilities and or Energy Costs; and all other expenses and costs necessary or desirable to be incurred for the purpose of operating, securing, repairing, remediating, equipping, supplying and properly maintaining the Building, Complex and/or Property and facilities and equipment contained therein and its Common Areas as manufacturing/warehouse and office buildings whether or not similar to the foregoing. Operating Costs shall not include (i) Landlord’s cost of utilities or other services, if any, to the extent paid for by tenants as a separate charge, (ii) costs incurred by Landlord for any alterations for other tenants, (iii) depreciation of the Building and Complex and major components, (iv) debt service on indebtedness of Landlord or rental under any underlying lease, and (v) all costs of a capital nature except for capital expenditures which are intended to reduce or control any components of Operating Costs and such capital expenditures that are necessary to keep the Building, Complex and/or Property in compliance with all governmental laws and regulations applicable from time to time in which case such expenditures, plus interest on the unamortized principal investment at Twelve (12%) Percent per annum shall be amortized over the life of the improvement.

E.As to the Building, Complex and/or Property, “Energy Costs”: means the cost to Landlord for all electric power and other utilities furnished by Landlord, not separately metered to and paid for by a specific Tenant.

5.

Base Rent

Except as otherwise provided herein, Tenant shall pay to Landlord as rent for the Premises without deduction, demand or offset, the total amount of rent identified on the Rent Schedule below (hereinafter referred to as the “Base Monthly Rent”), in advance on first day of each calendar month during the Lease Term (except the first installment shall be payable upon the execution of this Lease and shall serve as Base Monthly Rent for the first month), and mailed, hand delivered, or electronically transferred to Towne Realty, Inc., 710 N. Plankinton Avenue, Suite 1000, Milwaukee, WI 53203, or such other location as Landlord shall advise Tenant of from time to time.

Rent Schedule

Date	Base Monthly Rent
01/01/2022 – 12/31/2022	$4,000.00
01/01/2023 – 12/31/2023	$4120.00
01/01/2024 – 12/31/2024	$4,243.60
01/01/2025 – 12/31/2025	$4,370.91
01/01/2026 – 12/31/2026	$4,502.34

Should the Lease Term commence or terminate on a day other than the first day or the last day (as the case may be) of a calendar month, Landlord and Tenant agree that Base Monthly Rent for the first and last month of the Lease Term shall be prorated and Base Monthly Rent for the remaining months shall be due and payable on the first of the month as provided above.  Base Monthly Rent plus all other sums due and owing pursuant to this Lease shall be collectively called “Rent.”

Service Charge:  Tenant’s failure to make any monetary payment required of Tenant hereunder, which failure to pay would constitute a default under Section 22A, shall result in the imposition of a service charge for such late payment in the amount equal to 15% of such past due amount.  In addition, any sum not paid within ten (10) days of the due date therefore shall bear interest at a rate equal to the greater of eighteen percent (18%) or the prime rate plus three percent (3%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

ADDITIONAL RENT - TAXES AND OPERATING COSTS

6.

Additional Rent

It is further agreed between the parties hereto that in addition to the Base Rent provided for herein that Tenant shall also pay during the Term of this Lease as Additional Rent Tenant’s Proportionate Share of the Taxes and Operating Costs as hereinbefore defined.  To insure the payment of such Taxes and Operating Costs, Tenant shall pay to Landlord beginning on the Commencement Date and on the first day of each and every month thereafter at the time of payment of the Rent provided for herein one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated annual Taxes and Operating Costs against the Property.  The initial payment for the current year shall be Two Thousand Four Hundred Thirteen and 33/100 Dollars ($2,413.33) per month.

7.

Additional Rent - Adjustment Payment

As soon as practicable after the end of each calendar year of Term of this Lease and the next calendar year following the year in which this Lease terminates, Landlord shall deliver to Tenant a written statement setting forth in reasonable detail Tenant’s Proportionate Share of the Additional Rent (Taxes and Operating Costs as hereinbefore defined) for the immediately preceding calendar year.  Within thirty (30) days after delivery of such statement, Tenant shall pay to Landlord the sum of (1) Additional Rent due to Landlord less the amount of all estimated payments on account of  such Additional Rent paid by the Tenant during the preceding calendar year (“Net Rental Adjustments”) , and (2) one-twelfth (1/12th) of  such Estimated Net Rental Adjustment for the present calendar year multiplied by the number of monthly rental payment dates having elapsed for such present calendar year.  Subsequent monthly Additional Rent payments shall thereafter be increased to one-twelfth (1/12th) of such Estimated Net Rental Adjustment.

In the event that any such settlement required above indicates that the total Additional Rent paid by Tenant during the preceding calendar year exceeds the aggregate additional rent payable by Tenant for such calendar year pursuant to Sections 6 and 7 herein, Landlord shall apply such excess on any amounts of Additional Rent next falling due under this Lease as long as Tenant is not then in default of any of the terms and provisions of this Lease.

The annual determination and statement of Taxes and Operating Costs shall be prepared in accordance with generally acceptable accounting principles.  In the event of any dispute as to any Additional Rent due hereunder, Tenant shall have the right to inspect Landlord’s accounting records relative to Taxes and Operating Costs at Landlord’s accounting office during normal business hours at any time within fifteen (15) days following the furnishing by Landlord to Tenant of such statement.  In no event shall any rent adjustment result in a decrease of the Base Rent as set forth in Section 5 hereof.

In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason whatsoever prior to the determination of the Additional Rent - Adjustment Payment as hereinabove set forth, Landlord shall prorate the last known Taxes and Operating Costs at 105% on the basis of which the number of days in such partial year and/or full year bears to three hundred sixty (360), with Landlord and Tenant reserving the right to re-prorate when actual costs become available.  Tenant’s agreements to pay Additional Rent up to the time of termination of this Lease shall survive the expiration or termination of the Lease as shall Landlord’s obligation to refund any excess Additional Rent deposits.

8.

Holding Over

Should Tenant hold over after the Termination Date of this Lease, by lapse of time or otherwise, Tenant shall become a Tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease; provided, however, during such holding over, Tenant shall pay Base Rent plus Additional Rent (as adjusted pursuant to Sections 5, 6 and 7, all as estimated by Landlord) at double the rate payable for the month immediately preceding said holding over and in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of  Tenant’s holding over.

9.

Maintenance of the Building, Complex and Premises

A. Maintenance by Tenant.  During the Term of this Lease or any extension or renewal period, Tenant shall at its sole cost and expense maintain and operate the leased Premises in good condition and repair including replacements; such repairs, maintenance, and replacements shall include but not be limited to plate and window glass; floor coverings; heating, air-conditioning, and mechanical appurtenances and or fixtures; dock levelers; dock doors; lighting; power wiring and electrical fixtures; plumbing systems and fixtures; hot water heater; rubbish removal; and janitorial services.   Tenant shall also make arrangements directly with the appropriate utility companies for the supply of gas, electric, telephone or other communication services and shall pay all fees, expenses and charges associated therewith.  Landlord shall make available to the Tenant the benefit of any and all guarantees or warrantees relating to the HVAC (heating and air-conditioning), or electrical or plumbing systems.  It is understood that Tenant shall procure a heating and air-conditioning maintenance contract and Tenant shall be responsible for the costs of any and all repairs, maintenance and replacement of the heating and air-conditioning systems directly attributable to the Premises.

B.HVAC Repair, Maintenance and Replacement.  Tenant’s maintenance obligations for the HVAC systems serving the Premises as set forth in Section 9A above to the contrary notwithstanding, in the event any such system requires replacement as opposed to repair or maintenance (as reasonably determined by Landlord), Landlord shall replace such system, and the cost of the replacement system shall be amortized on a straight line basis at an annual interest rate of seven and eighty-five one hundredths percent (7.85%) over the useful life of the replacement system (as reasonably determined by Landlord), and Tenant shall be responsible for the portion of such monthly amortized cost as it becomes due during the Term (including any extension of the Term).  Tenant shall pay such portion of the amortized cost on a monthly basis, together with Tenant’s other monthly payment obligations hereunder.  In the event the replacement component thereafter has an actual useful life less than the projected useful life, all outstanding cost amortization shall be paid by Tenant prior to any further future replacement and amortization of the same component by Landlord.

C.  Maintenance by Landlord.  Except for damage caused by any negligence or intentional act or omission of Tenant, or of Tenant’s agents, employees or invitees, Landlord agrees that it will keep and maintain in good condition and repair (1) the exterior of the Premises, Building, Complex and/or Property (including the landscaping, parking area and driveways) and (2) the roof (excluding any heating or cooling or ventilating units mounted on the roof), the cost of which shall be included in Operating Costs, (3) concrete floors, structural elements of the exterior walls, foundation and structural members thereof, and (4) those portions of the water, plumbing, sewer, and electrical systems that are not within the possession or control of the Tenant, the cost of which shall be paid by Landlord .

No fumes or odors of any kind or nature whatsoever may emanate from the Premises.  Tenant shall be responsible for all costs and expenses necessary to prevent this from occurring.

All of the required maintenance, repairs and replacements required hereunder; (i) shall be completed expeditiously in a good and workmanlike manner; (ii) shall be in compliance with all legal requirements and applicable building codes; (iii) shall become part of the demised Premises; and (iv) shall be subject to the terms of this Lease.

10.

Condition of the Premises

By taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises were as of the date of taking possession, in good order, repair and condition.  No promises of the Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation or warranty expressed or implied, respecting the condition of the Premises or the Building has been made by the Landlord to Tenant, unless the same is contained herein or made a part hereof.

Tenant shall, at its own expense, promptly and adequately repair all damages to the Premises caused by Tenant or any of its employees, agents or invitees within a reasonable period of time as specified by Landlord.  Landlord will have final say as to contractors performing work on Premises.  If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and Tenant shall pay Landlord immediately upon request by Landlord, and such repairs by Landlord shall be considered additional rent.

11.

Examination of Premises Prior to Termination of Leasehold

At the termination of this Term or any renewal or extension period, Tenant shall yield possession of the Premises to Landlord in good condition and repair, loss by fire or other casualty (except if such fire or other casualty is covered by insurance as set forth in Section 18) and ordinary wear and tear excepted , which shall include but not be limited to removing any and all debris from the interior and exterior of the demised Premises; repairing and/or replacing any and all heating, air-conditioning and mechanical appurtenance and/or fixtures so that same are in good working order; replacing any and all broken glass in and about the demised Premises; cleaning the Premises so that they are returned to Landlord in a clean and orderly condition including removal of any and all foreign materials on the floor and walls of the Premises not in place at time of occupancy (including oil, hazardous and toxic waste and other chemicals), and delivering the keys to Landlord at the place of payment of the rent.

It is understood that whenever possible the parties will mutually inspect the Premises prior to the termination of the Lease for the purpose of evaluating any and all repair or restoration work to be performed by Tenant in order to return the Premises to Landlord in the condition specified above.  Landlord hereby reserves the right to have qualified contractors partake in this inspection and Tenant agrees to pay any and all reasonable costs associated thereto only if substantial repairs are necessary.  It is further understood that upon vacation of the Premises by Tenant the Landlord shall re-inspect the Premises for the purpose of determining whether or not all repairs and restoration required of Tenant have been made, and that after such inspection any and all deposits with Landlord shall be returned to Tenant, after deducting therefrom the mutually consented to estimated costs (which consent shall not be unreasonably withheld or delayed) of any and all repairs and/or restoration required to be performed by Tenant which have not been made as of the time of Tenant’s vacation of the Premises and after the further deduction therefrom of any and all monies reasonably estimated to be due to Landlord for the payment of any Taxes, Operating Costs, or other obligations of Tenant hereunder.  Upon finalization of any amounts estimated hereunder, any additional amounts owed by Tenant to Landlord shall immediately be paid to Landlord; and any additional amounts retained by Landlord shall be returned to Tenant.

12.

Uses Prohibited

Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose or purposes other than as specified in Section 1 of this Lease.  No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by Landlord’s insurance policies.  The sale or serving of alcoholic beverages without Landlord’s express written consent and without first obtaining Dramshop Insurance naming Landlord and its beneficiaries and the management agent as additional insured is hereby prohibited.  Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose.  Tenant agrees at all times to cause its operations on the Premises to be in compliance with all federal, state, local or municipal environmental protection agency health and safety laws, statutes, ordinances, and rules and regulations, so that no clean-up claim or other obligation or responsibility arises from a violation of any of the foregoing, and Tenant further agrees to promptly cure any such violation at its own expense, and shall furthermore defend and indemnify Landlord, its Agents and beneficiaries, mortgagees, and officers, agents, and employees thereof respectively, for any and all liability, loss, costs (including reasonable attorneys’ fees and expenses), damages, responsibilities or obligations incurred as a result of any violation of any of the foregoing.  Tenant shall upon request of Landlord certify in writing that its operations are in compliance with applicable local, state and federal environmental rules, regulations, statutes and laws for the preceding year.  At the request of the Landlord, Tenant shall submit to the Landlord, or shall make available for inspection and copying upon reasonable notice and at reasonable times, any or all of the documents and materials prepared by or for Tenant pursuant to any environmental law or regulation or submitted to any governmental regulatory agency in conjunction therewith.  However, Tenant shall immediately notify Landlord in writing, and provide copies of all written complaints, claims, citations, demands, or inquiries relating to the condition of the Premises or compliance with environmental laws at the Premises.  Upon reasonable prior notice to Tenant, Landlord shall have reasonable access to the Premises to inspect the same to confirm that the Tenant is using the Premises in accordance with local, state and federal environmental rules, regulations, statutes and laws.  Tenant shall, at the request of the Landlord and at the Tenant’s expense, conduct such testing and analysis as is necessary to ascertain whether the Tenant is using the Premises in compliance with all local, state and federal environmental rules, regulations, statutes and laws, provided however, Landlord shall not request that Tenant conduct such tests unless Landlord has a reasonable suspicion that Tenant may be in violation of the foregoing rules, regulations, statutes and laws.  Said tests shall be conducted by qualified independent experts chosen by the Tenant and subject to Landlord’s reasonable approval.  Copies of reports of any such tests shall be provided to the Landlord.  The provisions within this paragraph shall survive termination of this Lease and shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and mortgagees thereof.

13.

Compliance With Law and Building Rules and Regulations

Tenant shall not use the Premises or permit anything to be done in or about the Premises which in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters, insurance companies or other similar body now or hereafter constituted relating to or affecting Tenant’s use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts, and requirements of the Americans with Disabilities Act.  The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant.

Tenant shall also observe, perform and abide by the Building rules and regulations, as such may be amended ("Rules and Regulations") in effect at the date hereof, a copy of which is attached as Appendix C hereto, and any reasonable amendment to the Rules and Regulations as may hereafter be adopted.

14.

Alterations and Repairs

Tenant shall not erect any drywall partitions, make any alterations in or additions or changes to the Premises without the Landlord’s prior written approval in each and every instance, which consent shall not be unreasonably withheld or delayed.  Unless otherwise provided by written agreement, all Tenant’s Improvements upon the Premises and any replacements therefore, including, but not limited to all air-conditioning or heating systems, decorations, partitions, electrical systems affixed to the Premises, except furniture or movable trade fixtures installed at the expense of Tenant, shall become the property of the Landlord and shall remain upon, and be surrendered with, the Premises as a part thereof and at the termination of this Lease, without compensation to Tenant; unless, however, Landlord, by notice given the Tenant, shall elect to have Tenant remove any or all such Tenant Improvements.  Thereupon Tenant shall accomplish such removal at its sole cost, repair any damage caused by such removal, and restore the Premises to their former condition.  If Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements after request to do so by Landlord, Landlord may remove the same and Tenant shall pay the cost of such removal to the Landlord upon demand.  Tenant hereby agrees to hold Landlord and Landlord’s beneficiaries, their agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions.  Any mechanic’s lien filed against the Premises, or the Building or the Property, for work claimed to have been furnished to Tenant shall be discharged of record by Tenant within ten (10) days thereafter, at Tenant’s expense, provided however Tenant shall have the right to contest any such lien on the posting of reasonably sufficient security.

15.

Abandonment

During the Term, if Tenant shall abandon, vacate or surrender (whether at the end of the stated Term or otherwise) the Premises for a period of not less than thirty (30) days, or be dispossessed by process of law, any personal property belonging to Tenant and left on the Premises shall be deemed abandoned, at the option of the Landlord.

16.

Assignment and Subletting

Tenant shall not assign this Lease, or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the written consent of Landlord which consent may be withheld in Landlord’s sole discretion.

Tenant shall, by notice in writing, advise Landlord of its intention from on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to sublet any such part or all of the Premises for the balance or any part of the Term, and, in such event Landlord shall have the right, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice.  Tenant’s notice shall state the name and address of the proposed subtenant or assignee and a true and complete copy of the proposed sublease or assignment shall be delivered to Landlord with said notice.  If Tenant’s notice shall cover all of the space hereby demised and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.  If, however, this Lease shall be canceled pursuant to the foregoing with respect to less than the entire Premises, the rental shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the rent, and this Lease as so amended shall continue thereafter in full force and effect.  If Landlord, upon receiving Tenant’s said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assigning or subletting the space covered by its notice, provided; (i) at the time thereof Tenant is not in default under this Lease, (ii) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed sublessee or occupant, as the case may be, of the Premises are satisfactory to Landlord, (iii) any assignee or subtenant shall expressly assume all the obligations of this Lease on Tenant’s part to be performed; (iv) such consent if given shall not release Tenant of any of its obligations (including, without limitation, its obligation to pay Base Rent and Additional Rent) under this Lease, (v) Tenant agrees specifically to pay over to Landlord, as additional rent, all sums received by Tenant under the Terms and conditions to such assignment or sublease, which are in excess of the amounts otherwise required to be paid pursuant to the Lease, except if such sum relates to payments between any related corporate entity; and (vi) a consent to an assignment, subletting occupation or use shall be limited to such particular assignment, sublease or occupation and shall not be deemed to constitute Landlord’s consent to an assignment or sublease to or occupation by another person.  Any such assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute a default under this Lease.  Tenant will pay all of Landlord’s costs associated with any such assignment or subletting including but not limited to reasonable legal fees.

17.

Signs

Tenant shall have the right, subject to the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to install a sign on the front and rear doors of the Premises provided that: (i) the installation and dimensions of said signage are in strict accordance with applicable Legal Requirements; (ii) the installation and maintenance of any such Tenant signage shall be at Tenant’s sole cost and expense; (iii) Tenant continually maintains said signage in a first class manner; and (iv) Tenant, at Tenant’s sole cost and expense, removes said signage at the expiration of the Term and restores the area in which said signage is placed to its condition prior to the installation of said signage.  Landlord shall cooperate with Tenant, at no cost to Landlord, in Tenant’s applications to applicable governmental authorities for approvals of Tenant’s signage.

18.

Damage to Property - Injury to Persons

Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims (except claims caused by or resulting from the willful misconduct or negligence of Landlord, its agents, servants, or employees) which Tenant or Tenant’s successors or assigns may have against Landlord, or its agents, servants, or employees for loss, theft, or damages to the Property and for injuries to persons in, upon or about the Premises or the Building from any cause whatsoever.

Tenant will hold Landlord, its agents, servants and employees exempt and harmless from and on account of any damage or injury to any person, or to the goods, wears and merchandise of any person, arising from the use of the Premises by Tenant, or arising from the failure of Tenant to keep the Premises in good condition, except if said damage or injury is caused by the willful and wanton misconduct or negligence of the Landlord, its agents, servants or employees.  Neither Landlord nor its agents, servants, or employees shall be liable to Tenant for any damages by or from any act of negligence of any co-tenant or other occupant of the same Building, or by any owner or occupant of adjoining or contiguous property.  Tenant agrees to pay for all damage to the Building or the Premises, as well as all damage to the property of Tenants or occupants thereof caused by Tenant’s misuse or neglect of the Premises, its apparatus or appurtenances or caused by any licensee, contractor, agent, invitees or employees of Tenant.  Notwithstanding the foregoing provisions, neither Landlord nor Tenant shall be liable to one another for any loss, damages or injury caused by its act or neglect to the extent that the other party has recovered the amount of such loss, damage or injury from insurance and the insurance company is bound by this waiver of liability.

Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant or an occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only, and Landlord or its agent, servants, or employees (except in case of gross negligence or willful and wanton misconduct of Landlord or its agents, servants, employees) shall not be liable for: damage to or theft of or misappropriation of such property; nor for any damage to property entrusted to Landlord, its agents, servants, or employees, if any; nor for the loss of or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, snow, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever; nor for interference with the light or other incorporeal hereditaments, nor for any latent defect in the Premises or in the Building.  Tenant shall give prompt written notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment of which Tenant is aware.

In case any action or proceeding be brought against Landlord by reason of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or of its agents or employees, Tenant, upon notice from Landlord shall either, at Landlord’s option, defend the same at Tenant’s expense, or Landlord may defend at Landlord’s expense and Tenant shall, upon demand by Landlord, immediately reimburse Landlord for all legal fees, cost and expense incurred by Landlord in such defense.

Tenant covenants and agrees to maintain in full force and effect during the Term of this Lease (including any period prior to the beginning of the Term during which Tenant has taken possession) in responsible companies approved by Landlord (i) “All Risk” property insurance (including an endorsement for vandalism and malicious mischief) covering Tenant’s property and all alterations, additions, partitions and improvements erected by or on behalf of Tenant in, on or about the Premises in an amount not less than one hundred percent (100%) of the full replacement cost of such Property, with full waiver of subrogation rights against Landlord for any loss or damage to any of its property insured under valid and collectible insurance. Tenant also covenants and agrees to maintain business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils; (ii) Commercial General Liability Insurance, insuring Tenant against all claims, demands or actions for injury to or death of any persons and/or damage to property arising out of or in connection with: (i) Tenant's operations in and maintenance and use of the Premises and (ii)Tenant's liability assumed under this Lease in an amount of not less than One Million Dollars($1,000,000.00) each occurrence (with a deductible of not more than $10,000.00) for bodily injury and property damage, One Million Dollars ($1,000,000.00) each offense for personal and advertising injury, Two Million Dollars ($2,000,000.00) general aggregate and Two Million Dollars ($2,000,000.00) products-completed operations aggregate and Two Million Dollars ($2,000,000.00) follow form umbrella liability coverage or such other amounts as Landlord may reasonably require. Landlord and all affiliated limited liability companies and corporations and all of their members, managers, officers, directors and employees and any mortgagees of Landlord are to be named as an additional insured, on a primary, non-contributory basis for any liability arising directly or indirectly from this Lease. Tenant’s liability policies shall also contain a provision providing for a waiver of subrogation in favor of Landlord; and (iii) Workers’ Compensation insurance, in statutory amounts which shall not exclude coverage for proprietors, partners, members or executive officers, covering all employees of Tenant and Employers’ Liability coverage with limits of not less than One Million Dollars ($1,000,000) for each accident or illness. Waiver of subrogation shall be provided in favor of Landlord.  All liability policies shall cover the entire Premises.

Landlord covenants and agrees to maintain in full force and effect during the Term of this Lease (including any period prior to the beginning the Term during which Tenant has taken possession) (i) “All Risk” property insurance covering the Premises in an amount not less than one hundred percent (100%) of the full replacement cost of Landlord’s interest in the Building, Property and Premises, with insurance companies authorized to do business in the state of Wisconsin. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord waives all claims for recovery from Tenant for any loss or damage to the Property insured under valid and collectible insurance to the extent of any recovery collectable under such insurance. Landlord agrees to have its property insurance endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the Tenant. (ii) Commercial General Liability Insurance, insuring Landlord against all claims, demands or actions for injury to or death of any persons and/or damage to property Lease in an amount of not less than One Million Dollars ($1,000,000.00) each occurrence for bodily injury and property damage, One Million Dollars ($1,000,000.00) each offense for personal and advertising injury, Two Million Dollars ($2,000,000.00) general aggregate and Two Million Dollars ($2,000,000.00) products-completed operations aggregate and Two Million Dollars ($2,000,000.00) follow form umbrella liability coverage.

All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord with a minimum A.M. Best rating of A-VII.  Certificates of insurance and policy endorsements evidencing the coverage referenced herein shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates of insurance evidencing the renewals thereof shall be delivered to Landlord. Policy endorsements shall be delivered to Landlord as soon as they are available.  Such policies shall provide that they may not be canceled or changed to reduce insurance provided, without at least thirty (30) days prior written notice to Tenant. Upon receipt of any such notice by Tenant from its insurance carrier, Tenant shall immediately notify Landlord and prior to the cancellation or change, Tenant must provide new evidence of insurance showing the continuing required coverage.  Tenant shall not violate or permit a violation of any of the conditions or terms of any such insurance policies and shall perform and satisfy all reasonable requirements of the insurance company issuing such policies.

19.

Damage or Destruction

In the event the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord’s sole opinion, be made within two hundred forty (240) days after the occurrence of such damage without the payment of overtime or other premiums.  Until such repairs are completed, the Base Rent and Additional Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business.  If repairs cannot, in Landlord’s sole and reasonable opinion be made within two hundred forty (240) days, Landlord shall notify Tenant within sixty (60) days of the date of occurrence of such damage as to whether or not Landlord elects to make such repairs and if no such notice is given, Landlord shall be deemed to have elected to make such repairs.  If Landlord elects not to make such repairs or such repairs cannot be made within one hundred eighty (180) days of notice, then either party may, by written notice to the other, cancel this lease as of the date of the occurrence of such damage.  Except as provided in this Section, there shall be no abatement of Base Rent and Additional Rent, and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from any such fire or other casualty or from the making or not making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings or inventory or on any fixtures or equipment removable by Tenant under the provisions of this Lease and that Landlord shall not be obliged to repair any damage thereto or replace the same.  Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by Tenant.

20.

Entry by Landlord

Landlord and its agents shall have the right to enter the Premises at all reasonable times after reasonable prior notice to Tenant (except in case of an emergency) for the purpose of examining or inspecting the same.  Landlord shall have access to the Premises for any other service to be provided by Landlord to Tenant hereunder, to show the same to prospective purchasers or tenants of the Building, and make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable shall be performed, with prior notice and at times mutually agreeable, when reasonably possible, to Landlord and Tenant.  Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant’s use and occupancy of the Premises.

21.

Insolvency or Bankruptcy

If at any time during the Term demised or prior thereto there shall be filed by or against Tenant in any court pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the Tenant’s property, and within thirty (30) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statutes or of an order of any court shall be entitled to possession or to remain in possession of the Premises demised but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

22.

Default and Remedies

A. Default.  If any of the following events of default shall occur, to wit:

(a) Tenant defaults after the due date therefore in the payment of rent (whether Base Rent or Additional Rent) or any other sum required to be paid hereunder, or any part thereof, and such default shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant or

(b)Tenant defaults in the prompt and full performance of any other (i.e. other than payment of rent or any other sum) covenant, agreement or condition of this Lease and such other default shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (unless such other default involves a hazardous condition, in which event it shall be cured forthwith); provided, however, that if such default cannot be cured within such 20 day period, it shall not be considered an event of default if Tenant has commenced to cure such default within such 20 day period and diligently pursues such cure to completion or

(c)The leasehold interest of Tenant be levied upon under execution or be attached by process of law, or if Tenant abandons the Premises

B.Remedies.  Upon the occurrence of an Event of Default:

(a)Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease; provided, however, any default claimed under Section 22(b) must be a material default;

(b)Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord license to enter into and upon the Premises in such event with process of law or Tenant consent and to repossess Landlord of the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property without being deemed in any manner guilty of trespass, forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

(c)Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, total net rent, including any amounts treated as Additional Rent hereunder, and other sums due and payable by Tenant on the date of termination, plus an amount equal to the then present value of the Base Rent, including any amounts treated as Additional Rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the Term hereof, less the fair rental value of the Premises actually received by Landlord for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses described below relating to recovery of the Premises, preparation for reletting and for reletting itself), and the cost of performing any other covenants which would have otherwise been performed by Tenant.

(d)Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in this Section above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the Base Rent, including any amounts treated as Additional Rent, hereunder for the full Term.  In any such case, Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the Base Rent, including any amounts treated as Additional Rent hereunder for the residue of the Term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the Lease Term.

(e)Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser Term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting.  In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission and attorney’s fees incurred by Landlord.  If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full remaining Term hereof, together with the costs of repairs, alterations, additions, redecorating, and Lessor's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

(f)Landlord may, at Landlord's option, enter into and upon the Premises, with process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as Additional Rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

(g)Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control.  Any such property of Tenant which Tenant has an equity interest in, not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

(h)Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Base Rent, including any amount treated as Additional Rent, due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Landlord's acceptance of the payment of Base Rent, Additional Rent, or other payments hereunder after the occurrence of any event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.  Notwithstanding any of the provisions of this Section 22, Landlord shall have the obligation to mitigate any damages.

23.

Non Real Estate Taxes

During the Term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and Tenant shall cause said fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the real property of Landlord.  In the event any and all of the Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the Landlord’s real property, the Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant’s property.

24.

Eminent Domain

If the Building, or a substantial part thereof or at least ten (10%) percent of the Premises, shall be lawfully taken or condemned or conveyed in lieu thereof, (or conveyed under threat of such taking or condemnation), for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority and without apportionment of the award.  Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award and specifically agrees that any such award shall be the entire property of Landlord in which Tenant shall not be entitled to share.  Tenant further waives any right to challenge the right of the condemning authority to proceed with such taking.  Current rent and other charges under this Lease shall be apportioned as of the date of such termination.

25.

Subordination

Landlord has heretofore and may hereafter from time to time execute and deliver mortgages or trust deeds in the nature of a mortgage, both referred to herein as mortgages’ against the Land and Building, or any interest therein.  If requested by the mortgagee or trustee under any mortgage, Tenant will either (a) subordinate its interest in this Lease to said mortgages, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, modifications and extensions thereof, or (b) make Tenant’s interest in this Lease inferior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgagee or trustee under any mortgage, provided however that any such subordination shall provide that so long as Tenant is not in default hereunder, its tenancy and rights of quiet enjoyment shall not be disturbed.

It is further agreed that (a) if any mortgage shall be foreclosed (i) the liability of the mortgagee or trustee thereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the mortgagee or trustee, Tenant will attorn as Tenant under this Lease, to the purchaser at any foreclosure sale under any mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered without the prior written consent, in each instance of the mortgagee or trustee under any Mortgage.  It is understood that Tenant’s tenancy and rights of quiet enjoyment shall not be disturbed so long as Tenant is not in default under this Lease.

Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute all such subordination instruments in the event Tenant fails to execute said instruments within five (5) days after notice from Landlord demanding the execution thereof.  Said notice may be given in the manner hereinafter provided for giving notice.

Tenant agrees to give any mortgagees and/or trust deed holders, by certified or registered mail, a copy of any notice of default served upon the Landlord by Tenant provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagees and/or trust deed holders.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, the mortgagees and/or trust deed holders shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary.  Until the time allowed as aforesaid for mortgagee and/or trust deed holder to cure such defaults has expired without cure, Tenant shall not have the right to and shall not terminate this Lease on account of default.

No mortgagee and no person acquiring title to the demised Premises by reason of foreclosure of any mortgage or by conveyance in lieu of foreclosure shall have any obligation or liability to Tenant on account of any security deposit unless such mortgagee or title holder shall receive such security deposit in cash.

26.

Waiver

The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.  It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.  It is also agreed that after the service of notice or the commencement of a suit or judgment for possession of the Premises, Landlord may collect and receive any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

27.

Inability To Perform/Force Majeure Delay

Without limiting any of the provisions of this Lease, if either party fails to perform timely any of the terms, covenants or conditions of this Lease on such non-performing party's part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather conditions, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure materials, electricity, gas or other fuel or water or other utilities at the Property after reasonable effort to do so, where the intervening event or condition is not caused directly or indirectly by or by default of the non-performing party or any of the non-performing party's employees, agents, licensees, invitees or contractors, or any cause beyond the reasonable control of the non-performing party (a “Force Majeure” event), then the non-performing party shall not be deemed in default under this Lease as a result of such failure provided that the non-performing party is using reasonably diligent efforts to cure such failure to the extent reasonably practicable under the circumstances.  In no event shall Tenant be allowed any Force Majeure delays or extensions under this Section 27 with respect to any obligation to pay Base Rent, Additional Rent, or any other monies as and when due under this Lease.

28.

Subrogation

The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with a subrogation clause substantially as follows: “This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein; and each party hereto waives all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and notwithstanding any provision or provisions contained in this Lease to the contrary) to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to and that this waiver shall apply only when it is permitted by the applicable policy insurance.

29.

Sale by Landlord

In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  If any security deposit has been made by Tenant hereunder, Landlord shall transfer such security deposit to such successor in interest of Landlord and thereupon Landlord shall be released from any further obligations hereunder with respect to such security deposit, provided that Landlord notifies Tenant as to the transfer of the Security Deposit.  This Lease shall not be affected by any such sale, and the Tenant agrees to attorn to the Purchaser or assignee.

30.

Rights of Landlord To Perform

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant and at Tenant’s sole cost and expense and without any abatement of rent.  If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond the cure periods set forth in Section 22 (except in the event of an emergency), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided.  All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate set forth in Section 5 of this Lease computed from the date of such payment by Landlord shall be payable to Landlord and the Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent unless Tenant prevails in such action.

31.

Attorney’s Fees

In the event of any litigation relating to this Lease the prevailing party shall be entitled to recover its actual costs and expenses of the litigation, including reasonable attorneys’ fees, from the non-prevailing party.

32.

Estoppel Certificate

Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord  a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed.  It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall be an Event of default under this Lease, and the provisions of Section 22 hereof shall apply.

33.

Preparation

Landlord, at its sole expense, agrees to cause the Premises to be completed in accordance with the plans, specification and agreements approved by both parties and attached hereto as Appendix “B” and made a part of this Lease.

34.

Notice

All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing and shall be deemed properly given: (i) upon personal delivery; (ii) upon depositing any such notice with postage prepaid in a United States Postal Service mailbox if sent via certified mail, return receipt requested; (iii) upon depositing any such notice in the custody of a nationally recognized overnight delivery service; or (iv) upon electronic mail if a copy thereof is also promptly thereafter sent via one of the other methods of delivery.  Notices shall be deemed properly addressed if sent to the following addresses:

TENANT:	Lifted Liquids, Inc.
8920 58th Place, Suite 850
Kenosha, WI 53144
Attn: Antonio Lauria
Phone No.: 773/251-1002
Email: antonio@liftedmade.com

LANDLORD:	TI Investors of Kenosha LLC
c/o Towne Realty, Inc.
710 N. Plankinton Ave.
Milwaukee, WI 53203
Attn: Chad Navis
Phone No.: 414/274-2642
Email: Chad.Navis@zilber.com

With a copy to:	Zilber Ltd.
710 N. Plankinton Avenue, Suite 1200
Milwaukee, WI 53089
Attn: Sandra J. DeLisle, Esq.
Phone No.: 414/274-2438
Email: Sandi.Delisle@zilber.com

35.

Deposit

Upon execution of this lease, and prior to Tenant being granted the right to take possession of the Premises, Tenant shall deposit with Landlord the sum of Six Thousand Four Hundred and 00/100 Dollars ($6,400.00) as security deposit (“Deposit”) for the full and faithful performance of every provision of this Lease to be performed by Tenant.  If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of the Deposit or any other deposit made under this Lease, for the payment of any rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the Deposit is to be so used or applied, Tenant shall within five (5) days after written demand thereof deposit funds with Landlord in an amount sufficient to restore the Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep the Deposit separate from its general funds and Tenant shall not be entitled to interest on the Deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest) hereunder thirty (30) days after the later of the expiration of the Term or Tenant’s vacation of the Premises.

36.

Quiet Enjoyment

So long as Tenant shall observe and perform its covenants and agreements hereunder, Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns.

37.

Rights Reserved

Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business without affecting an eviction, constructive or actual, or disturbance of Tenant’s use of possession or giving rise to any claim for set-off or abatement of rent:

(a)To install, affix and maintain any and all signs on the exterior of the Building;

(b)To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings;

(c)No locks or bolts shall be altered, changed or added without the prior written consent of Landlord;

(d)To enter the Premises after 24 hours’ notice for reasonable purposes, to provide the services to be provided to Tenant hereunder;

(e)From time to time to make and adopt such reasonable rules and regulations for the protection and welfare of the Building and its tenants and occupants, as the Landlord may determine, and the Tenant agrees to abide by all such rules and regulations.  Prior to adoption, Landlord shall provide a copy to Tenant;

(f)To have and retain a paramount title to the Premises free and clear of any act of Tenant;

(g)To allocate parking on a reasonable basis.

38.

Real Estate Broker

Tenant represents that Tenant has not dealt with any real estate broker in connection with the Lease.  Landlord shall not be responsible for payment or compensation for demands of any other broker or brokers for a commission alleged to be due such broker or brokers in connection with its participating in the negotiation with Tenant of this Lease.

39.

Use of Loading Dock and Common Areas

Tenant shall use and cause all employees, agents, invitee and licensees to use the common areas of the Building and Property, including but not limited to the sidewalks, driveways and the parking lot on the Property, in such a manner as to prevent disruption to other tenants and Landlord.  No vehicles or material shall be permitted to block sidewalks, driveways, or any part of the parking lot for longer than is necessary for the customary business purposes of Tenant.  If, after a twenty-four (24) hour notice to Tenant by Landlord, of a violation of this Section, whether or not promptly cured, Landlord may remove such vehicles or material as are in violation of this Section and Tenant shall pay Landlord’s expenses in connection therewith, on demand.  Landlord shall have no responsibility for loss or damage to such vehicles or material, it being understood that the removal is at Tenant’s sole risk.

40.

Miscellaneous Provisions

(a)The term "Office" or "Offices" wherever used in this Lease, shall not be construed to mean or permit the Premises as restaurant, shop, or booth.

(b)Time is of the essence of this Lease and each and all of its provisions.

(c)Submission of this instrument for examination or signature by Tenant does not constitute a reservation or offer or option for Lease, and it is not effective as a Lease or otherwise:

(d)The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

(e)This Lease shall be governed by and construed pursuant to the laws of the State of Wisconsin.  All parties submit to the jurisdiction of the courts of the State of Wisconsin and agree that venue for any action arising out of or related to this Lease shall be in Kenosha County, Wisconsin even if another venue would be more convenient for a party or witnesses.

(f)Should any mortgage require a modification of this Lease, which modifications will not bring about any increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees not to unreasonably, withhold its consents so that this Lease may be so modified.

(g)Tenant agrees to provide to Landlord, upon request, a current financial statement of Tenant certified by an authorized representative of Tenant to be true and correct, and further agrees to provide any other credit, banking, or financial information reasonably requested by Landlord.

(h)All rights and remedies of Landlord under this Lease, or that may be provided by law may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for rent, forcible detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and execution by Landlord in its own name individually or in its name by its agent.

(i)Any of the covenants and conditions of this Lease shall survive termination of the Lease.

(j)The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(k)This Lease includes Appendices A, B, C and D which are expressly made a part of this Lease.

(l)Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease.  This waiver is knowingly, intentionally, and voluntarily made by each of the parties hereto and each party acknowledges to the other that neither the other party nor any person acting on its respective behalf has made any representations to induce this waiver of trial by jury or in any way to modify or nullify its effect.  The parties acknowledge that they have read and understand the meaning and ramifications of this waiver provision and have elected same of their own free will.

(m)In the event carpeting is furnished by Landlord, Tenant will be fully responsible for and upon Landlord’s request will pay for any damage to carpeting caused by lack of protection mats under desk chairs or equipment or any other abnormal puncture and wearing of carpet.

(n)Tenant agrees to store all waste, scrap, garbage, etc. in enclosed metal containers and agrees not to permit any non-operating motor vehicles to be stored on Premises.  Waste containers are to be stored within the rentable portion of the Building.  No outside storage of material, vehicles, or equipment shall be permitted for longer than a twenty-four (24) hour period.  Tenant shall not store any items on the loading dock, any common area or on the deck above any plant washroom area, or offices.

41.

TENANT-Corporation or Partnership

In case Tenant is a corporation or limited liability company, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the Terms hereof.  In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefore by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its Terms.  Also, it is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the Terms of this Lease unless and until the Landlord shall have consented in writing to such release.

42.

Successors and Assigns

The covenants and conditions herein contained shall apply to and bind the respective heirs, successors, Executors, administrators, and assigns of the parties hereto.  The Terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote.

43.

Counterparts

This Lease may be signed in one or more counterparts, which together shall constitute one and the same instrument. Signatures shall be binding on the signer when delivered, regardless of whether delivery is in hard copy or by electronic or facsimile means.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:		TENANT:
TI Investors of Kenosha LLC		Lifted Liquids, Inc.
By:	Towne Realty, Inc., Manager

	/s/ John W. Kersey	/s/ Nicholas Warrender
By:		By:

Print Name: John W. Kersey		Print Name: Nicholas Warrender

Its: executive vice president		Its: CEO

Date: 11/17/2021		Date: 11/17/2021

Appendix A

Legal Description

Lot 8, Lot 10, & Part of Lot 7 in Business Park of Kenosha in SE1/4 Section 32-2-22, City of Kenosha, Kenosha County, Wisconsin.

Business Center of Kenosha 1;

9114 58th Place, Kenosha, WI 53144; Tax Key Number: 08-222-32-410-144 and part of  Tax Key Number: 08-222-32-410-107.

Business Center of Kenosha 2;

9016 58th Place, Kenosha, WI 53144; Tax Key Number: 08-22-32-410-145 and part of Tax Key Number: 08-222-32-410-107.

Lots 11 & 12 & S. 155.82 FT. of Lot 9 in Business Park of Kenosha in SE1/4 Section 32-2-22, City of Kenosha, Kenosha County, Wisconsin.

Business Center of Kenosha 3 & 4;

8910 & 8920 58th Place, Kenosha, WI 53144; Tax Key Number: 08-222-32-410-147.

Appendix B

Depiction of Premises

8910 58th Place, Suites 600 & 700, Kenosha, WI

1. Landlord Improvements.

a.Landlord, at Landlord’s sole cost and expense, will construct two (2) unisex restrooms using building standard finishes (“Landlord Improvements”), prior to Tenant’s occupancy of the Premises.

b.Tenant shall be responsible for the cost of any additional improvements to the Premises and any and all costs associated with the following (which shall not be included as part of the Landlord Improvements):  distribution of power to and throughout the Premises, phone, cable, IT, furniture and moving expenses.

2.Substantial Completion.

a.The Landlord Improvements shall be deemed to be “Substantially Complete”, and “Substantial Completion” shall be deemed to occur when the Landlord Improvements are sufficiently complete and the City of Kenosha issues a certificate of occupancy for Tenant’s use and occupancy of the Premises (or if such certificate of occupancy has not yet been issued, a temporary permission to occupy the Premises in whole or in part shall have been issued that permits Tenant to begin its set-up and partial occupancy activities in the Premises), which may be subject only to minor punch-list items which do not adversely affect Tenant’s use or occupancy.

Appendix C

Rules and Regulations

1.Tenant, its customers, invitees, licensees and guests, shall not do or permit anything to be done in or about the Premises of the Building which in any way will obstruct or interfere with the rights of any other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or injure or tend to injure the reputation of the Building.  Tenant shall not cause, maintain or permit any nuisance or commit or suffer the commission of any waste in, on, or about the Premises.

2.The sidewalks, terraces, halls, passages, exits, entrances, shall not be obstructed by Tenant, its customers, invitees, licensees or guests, or used by them for any purpose other than for ingress to and egress from the Premises.  The terraces, halls, passages, exits, entrances, and roof are not for the use of the general public, and the Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and the Building's tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business, unless such persons are engaged in illegal activities.  Tenant, its customers, invitees, licensees, and guests shall not go upon the roof of the Building or enter into areas reserved for the exclusive use of Landlord, its employees or invitees.

3.Smoking is not permitted in any of the common areas of the Building.

4.Tenant shall not paint, display, inscribe or affix any sign, pictures, advertisement, notice lettering or direction on any part of the inside of the Premises which can be seen from outside the Premises, except on the hallway locations designed for that purpose, and then only of color, size, style, character and material first approved by Landlord in writing.  Landlord reserves the right to remove, at Tenant's expense, all matter other than the above provided for without notice to Tenant.

5.Tenant will not place anything or allow anything to be placed near the glass of any door, partition or window which may be unsightly from the outside of the Premises.

6.Tenant shall not place any radio or television antenna on the roof or in any part of the inside or outside of the Building other than the inside of the Premises; or operate or permit to be operated any musical or sound-producing instrument or device inside or outside of the premises which may be heard outside the Premises; or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.  Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus or install any machines creating any noise which can be heard outside the Premises or any vibration without the prior written consent of Landlord.

7.Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the prior express written consent of Landlord.

8.Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the purpose for which Tenant is to use the Premises, as specified herein, without the prior written consent of Landlord.

9.Tenant shall not waste electricity, water, air conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall not adjust any controls other than room thermostats installed for Tenant's use.  Tenant shall keep corridor doors closed.  Tenant shall not tie, wedge or otherwise fasten open any water faucet or outlet.

10.Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.  All windows and corridor doors shall also be closed during times when the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

11.Unless Landlord gives prior written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, or machinery, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any commercial cooking therein, or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or articles hazardous to person or property.

12.  Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into or any way deface any part of the Premises of Building, outside or inside, without the prior written consent of Landlord.

13.  Landlord reserves the right to exclude or reject from the Building all solicitors, canvassers and peddlers, as well as other persons who conduct themselves in such a manner as, in the opinion of Landlord, may constitute an annoyance to any of the tenants of the Buildings or may interfere with Landlord's operation of the Building.

14.  Without the Landlord's express written permission, Tenant will not attach or permit to be attached additional locks to any door, transom, or window, or change existing locks or the mechanism thereof.  Landlord will furnish Tenant with a reasonable number of keys for the doors of the Premises and, if additional keys are required, they shall be obtained only from Landlord at Tenant's expense.  Upon termination of the Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises and shall make known to the Landlord the explanation of all combination locks on safes, cabinets and vaults.

15.  Tenant will not bring or permit to be brought into the Building any animal, bird or pet.

16.  No awnings or other projections over or around the windows or entrances of the Premises shall be installed by Tenant.

17.  Tenant's suite entrance door identification shall comply with the Building's standards as established by Landlord and shall be provided at Tenant's expense.

18.  Tenant agrees that Landlord may amend, modify and delete present Rules and Regulations upon notice from Landlord to Tenant or upon the posting of same in such place within the Building as Landlord may designate.